Exhibit 99.1

FOR IMMEDIATE RELEASE

Tim Hortons announces next steps in international development and reaches agreement for up to 120 multi-format restaurants

over five-years in Gulf Cooperation Council markets

OAKVILLE, ONTARIO, (February 4th, 2011): Tim Hortons (TSX: THI, NYSE: THI) today announced the next steps in its international development and has signed a Master License Agreement (MLA) with Apparel Group based in Dubai for up to 120 multi-format restaurants in markets in the Gulf Cooperation Council (GCC).

This announcement follows a comprehensive assessment and due diligence process. Based on success in our initial market entry in the GCC region, our international growth strategy is designed to then evaluate potential additional regional market entries following the first few years of international development.

“Our top strategic priority is continuing to grow our Canadian and U.S. businesses which are the primary drivers of shareholder value. We also believe there is an opportunity over the long-term to explore international opportunities and seed the Tim Hortons brand in various markets outside of North America. Our approach is prudent, targeted and will minimize capital requirements while still allowing us to pursue identified international growth opportunities,” said Don Schroeder, president and CEO, Tim Hortons.

The MLA with Apparel Group for up to 120 restaurants includes both standard and non-traditional units. Locations will be developed and operated by Apparel in the GCC markets of United Arab Emirates, Qatar, Bahrain, Kuwait and Oman. In 2011, Apparel Group is committed to developing and operating five restaurants. The agreement with Apparel is typical of international MLA models, based primarily on a royalty model, and Apparel will leverage their deep local market knowledge and real estate capability to build and operate the new locations.

“The GCC is an attractive market that provides significant opportunity. Our due diligence has identified the GCC as an international development opportunity for the Tim Hortons brand based on our Always Fresh premium coffee and baked goods offering, value positioning and friendly, efficient in-store experience,” said Schroeder. “Our partners at Apparel have considerable knowledge of the local markets and consumer expectations and have introduced world-leading brands to the GCC.”

Apparel Group operates over 50 leading international brands and runs more than 600 stores in 14 countries. Apparel Group-operated brands include Tommy Hilfiger, Kenneth Cole, Aldo, Aeropostale, Ninewest, and Cold Stone Creamery.

Safe Harbor Statement

Certain information in this news release, particularly information regarding future international expansion plans, expectations and objectives of management, constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We refer to all of these as forward-looking statements. Various factors including competition in the quick service segment of the food service industry, general economic conditions and others described as “risk factors” in the Company’s 2009 Annual Report on Form 10-K, filed March 4th, 2010, and our Form 10-Q filed on August 12th, 2010, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date hereof. Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: the absence of a material increase in competition within the quick service restaurant segment of the food service industry; the absence of an adverse event or condition that damages our strong brand position and reputation; continuing positive working relationships with the majority of the Company’s franchisees; there being no significant change in the Company’s ability to comply with current or future regulatory requirements; the absence of any material adverse effects arising as a result of litigation; and general worldwide economic conditions. We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purpose.

We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. Please review the Company’s Safe Harbor Statement at www.timhortons.com/en/about/safeharbor.html.

Tim Hortons Overview

Tim Hortons is the fourth largest publicly-traded restaurant chain in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches, wraps, hot breakfast sandwiches and fresh baked goods, including our trademark donuts. As of November 2010 Tim Hortons had 3,649 systemwide restaurants, including 3,082 in Canada and 567 in the United States. More information about the Company is available at www.timhortons.com.

For Further information:

Investors: Scott Bonikowsky, (905) 339-6186 or investor_relations@timhortons.com

Media: David Morelli, (905) 339-6277 or morelli_david@timhortons.com